SECURITIES AND EXHANGE COMMISSION
                         Washington, D.C.

        Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                       September 25, 2001

                21st Century Technologies, Inc.
  (Exact name of registrant as specified in its character)

Nevada                        000-29209               48-1110566
(State or              (Commission File Number)     (I.R.S. Employer
other jurisdiction                                  of incorporation)
                                                  Identification No.)



                     5050 East Belknap,
                  Haltom City, Texas 76117
           Address of principal executive offices

                       (817) 838-8011
     Registrant's telephone number, including area code

Item 5.        Other events.

     21st Century Technologies, Inc. (the "Company") and three if its directors, Messrs. Ken Wilson, Jim Mydlach and Dave Gregor were served with litigation commenced by Company director Patricia Wilson. The lawsuit is for wrongful termination as an employee of the Company, breach of fiduciary duty, breach of contract, defamation and negligent investigation. The Plaintiff seeks exemplary damages of at least $10,000,000 (ten million dollars); 9,000,000 shares of stock and $500,000 plus attorney fees.

     The Company and the other defendants believe that Ms.
Wilson's litigation is frivolous, her Petition filled with misstatements and lies, and the verbiage contained therein at times is incomprehensible and is replete with misspellings.

     The Company and the other defendants intend to vigorously defend this action and to counter claim against Ms. Wilson for a sum of not less than $400,000,000. The
Company intends to file its response and counterclaim within five days.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           21st CENTURY TECHNOLOGIES, INC.
                                (Registrant)

Date: September 25, 2001      By:   /s/ Kenneth Wilson
                                    Kenneth Wilson
                                    President and Chief
                                    Executive Officer and
                                    Chairman of the Board of
                                    Directors